SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the 31st day of August, 2006

AMONG:

SES SOLAR INC., of Suite 1400, 1500 West Georgia Street, Vancouver, British Columbia, Canada V6G 2Z6

(“Pubco”)

AND:

SOCIÉTÉ D’ENERGIE SOLAIRE S.A., of Route de Saint-Julien 129, CH-1228 Plan-les-Ouates Switzerland

(“Priveco”)

AND:

THE UNDERSIGNED SHAREHOLDERS OF PRIVECO AS LISTED ON SCHEDULE 1 ATTACHED HERETO

(the “Selling Shareholders”)

WHEREAS:

A.                         The Selling Shareholders are the registered and beneficial owners of all 39,500 issued and outstanding common shares in the capital of Priveco;

B.                          Pubco has agreed to issue 48,286,817 common shares in the capital of Pubco as of the Closing Date, as defined herein, to the Selling Shareholders as consideration for the purchase, by Pubco, of all of the issued and outstanding common shares of Priveco held by the Selling Shareholders; and

C.                          Upon the terms and subject to the conditions set forth in this Agreement, the Selling Shareholders have agreed to sell all of the issued and outstanding common shares of Priveco held by the Selling Shareholders to Pubco in exchange for common shares of Pubco.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1.	DEFINITIONS

1.1                        Definitions. The following terms have the following meanings, unless the context indicates otherwise:

(a)	“Agreement” shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;
(b)

“Closing” shall mean the completion of the Transaction, in accordance with Section 10 hereof, at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(c)

“Closing Date” shall mean a date mutually agreed upon by the parties hereto in writing and in accordance with Section 13.6 following the satisfaction or waiver by Pubco and Priveco of the conditions precedent set out in Sections 8.1 and 8.2 respectively;

(d)	“Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;
(e)	“Credit Line Escrow Agreement” shall mean the Escrow Agreement among the Securities Escrow Agent, Pubco and the Selling Shareholders attached hereto as Schedule 12;
(f)

“Credit Line Financing” shall mean the CHF12,000,000 financing arranged by Priveco, to be provided by a third party commercial lending institution to Priveco, which sum is secured against Pubco’s inventory;

(g)	“Deposit Escrow Agent” shall mean Jean Christophe Hocke of Geneva, Switzerland, who shall hold the Deposit Funds in accordance with the terms of the Deposit Agreement attached hereto as Schedule 5;
(h)	“Deposit Funds” shall mean the CHF1,000,000 held in trust in accordance with Section 3.1 hereof;
(i)

“Escrowed Pubco Shares” shall mean fifty percent (50%) of the Pubco Shares issuable by Pubco to each of the respective Selling Shareholders on Closing, which number will equal 53.8% of the issued and outstanding common shares in the capital of Pubco as of the Closing Date in the event that fifty percent (50%) of the Pubco Shares are cancelled in accordance with the terms of the Credit Line Escrow Agreement, and in the event that a Selling Shareholder is to receive an odd number of Pubco Shares, the Escrowed Pubco Shares for the respective Selling Shareholder will be rounded up to the nearest whole number;

(j)	“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended;
(k)

“Financing” shall mean the equity financing by Pubco of at least US$3,500,000, consisting of the issuance of common shares of Pubco at $0.80 per share, which financing shall be completed on or prior to the Closing; to be used for the costs incurred in the preparation of the Priveco Financial Statements and for general corporate purposes following the Closing, which amount is in addition to the Deposit Funds and which amount is net of all expenses incurred in connection with the Transaction, the Standard Atlantic Finder’s Fee and the Investor Relations Fee other than the costs incurred in the preparation of the Priveco Financial Statements;

(l)	“Finder’s Fee Agreement” shall mean the Finder’s Fee Agreement among Pubco, Priveco and Standard Atlantic, attached hereto as Schedule 2;
(m)	“GAAP” shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;
(n)

“Liabilities” shall include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured;

(o)

“Long Term Escrow Agreement” shall mean the Escrow Agreement among the Securities Escrow Agent, Pubco and the Selling Shareholders, attached hereto as Schedule 13, whereby the Securities Escrow Agent shall hold the Pubco Shares in escrow for a period of two years following the Closing Date, notwithstanding the fact that the Escrowed Pubco Shares are also subject to the terms of the Credit Line Escrow Agreement;

(p)

“Priveco Shares” shall mean the 39,500 common shares of Priveco held by the Selling Shareholders, being all of the issued and outstanding common shares of Priveco beneficially held, either directly or indirectly, by the Selling Shareholders;

(q)	“Pubco Shares” shall mean the 48,286,817 fully paid and non-assessable common shares of Pubco, to be issued to the Selling Shareholders by Pubco on the Closing Date;
(r)	SEC” shall mean the Securities and Exchange Commission;
(s)	“Securities Act” shall mean the United States Securities Act of 1933, as amended;
(t)

“Securities Escrow Agent” shall mean Clark Wilson LLP of Vancouver, British Columbia, Canada, who shall hold the Pubco Shares in escrow in accordance with the terms of the Credit Line Escrow Agreement and the Long Term Escrow Agreement, as applicable;

(u)	“Standard Atlantic” shall mean Standard Atlantic (Suisse) S.A., a company incorporated under the laws of Switzerland;
(v)	“Standard Atlantic Finder’s Fee” shall mean the finder’s fee of US$228,000 payable by Pubco at Closing to Standard Atlantic in accordance with the terms of the Finder’s Fee Agreement;

(w)

“Taxes” shall include international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments; and

(x)	“Transaction” shall mean the purchase of the Priveco Shares by Pubco from the Selling Shareholders in consideration for the issuance of the Pubco Shares.

1.2                        Schedules. The following schedules are attached to and form part of this Agreement:

Schedule 1	–	Selling Shareholders
Schedule 2	–	Finder’s Fee Agreement
Schedule 3	–	Certificate of Non-U.S. Shareholder
Schedule 4	–	National Instrument 45-106 Investor Questionnaire
Schedule 5	–	Deposit Agreement
Schedule 6	–	Directors and Officers of Priveco
Schedule 7	–	Directors and Officers of Pubco
Schedule 8	–	Priveco Leases, Subleases, Claims, Capital Expenditures, Taxes and Other Property Interests
Schedule 9	–	Priveco Intellectual Property
Schedule 10	–	Priveco Material Contracts
Schedule 11	–	Priveco Employment Agreements and Arrangements
Schedule 12	–	Credit Line Escrow Agreement
Schedule 13	–	Long Term Escrow Agreement
Schedule 14	–	Royalty Agreement

1.3                        Currency. All references to currency referred to in this Agreement are in Swiss Francs (CHF), unless expressly stated otherwise.

2.	THE OFFER, PURCHASE AND SALE OF SHARES

2.1                        Offer, Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Selling Shareholders hereby covenant and agree to sell, assign and transfer to Pubco, and Pubco hereby covenants and agrees to purchase from the Selling Shareholders all of the Priveco Shares held by the Selling Shareholders.

2.2                        Consideration. As consideration for the sale of the Priveco Shares by the Selling Shareholders to Pubco, Pubco shall allot and issue the Pubco Shares to the Selling Shareholders in the amount set out opposite each Selling Shareholder’s name in Schedule 1 on the basis of approximately 1,222.451 Pubco Shares for each Priveco Share held by each Selling Shareholder. The Selling Shareholders acknowledge and agree that the Pubco Shares are being issued pursuant to an exemption from the prospectus and registration requirements of the Securities Act. As required by applicable securities law, the Selling Shareholders agree to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. All certificates representing the Pubco Shares issued on Closing will be endorsed with the following legend pursuant to the Securities Act in order to reflect the fact that the Pubco Shares will be issued to the Selling Shareholders pursuant to an exemption from the registration requirements of the Securities Act:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

2.3                        Share Exchange Procedure. Each Selling Shareholder may exchange his, her or its certificate representing the Priveco Shares by delivering such certificate to Pubco duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the Pubco Shares to the holder thereof, together with:

(a)	a Certificate of Non-U.S. Shareholder (the “Certificate”), a copy of which is set out in Schedule 3; and
(b)	a National Instrument 45-106 Investor Questionnaire (the “Questionnaire”), a copy of which is set out in Schedule 4.

2.4                        Fractional Shares. Notwithstanding any other provision of this Agreement, no certificate for fractional shares of the Pubco Shares will be issued in the Transaction. In lieu of any such fractional shares, if any of the Selling Shareholders would otherwise be entitled to receive a fraction of a share of the Pubco Shares upon surrender of certificates representing the Priveco Shares for exchange pursuant to this Agreement, the Selling Shareholders will be entitled to have such fraction rounded up to the nearest whole number of Pubco Shares and will receive from Pubco a stock certificate representing same.

2.5                        Closing Date. The Closing will take place, subject to the terms and conditions of this Agreement, on the Closing Date.

2.6                        Restricted Shares. The Selling Shareholders acknowledge that the Pubco Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

2.7                        Exemptions. The Selling Shareholders acknowledge that Pubco has advised such Selling Shareholders that Pubco is relying upon the representations and warranties of the Selling Shareholders set out in the Questionnaires to issue the Pubco Shares under an exemption from the prospectus and registration requirements of the Securities Act (British Columbia) (the “BC Securities Act”) and, as a consequence, certain protections, rights and remedies provided by the BC Securities Act, including statutory rights of rescission or damages, will not be available to the Selling Shareholders.

2.8                        Canadian Resale Restrictions. The Selling Shareholders acknowledge that Pubco is not a reporting issuer in any province or territory of Canada and accordingly, any applicable hold periods under the BC Securities Act or any other Canadian jurisdiction may never expire, and the Pubco Shares may be subject to resale restrictions for an indefinite period of time. Additionally, the Selling Shareholders acknowledge that resale of any of the Pubco Shares by the Selling Shareholders resident in Canada is restricted except pursuant to an exemption from applicable securities legislation.

3.	DEPOSIT

3.1                        Upon the Closing, Pubco will cause the CHF1,000,000 (the “Deposit Funds”) currently held in trust with the Deposit Escrow Agent to be released to Priveco in accordance with the terms of the agreement attached hereto as Schedule 5 (the “Deposit Agreement”). As set out in the Deposit Agreement, the Deposit Escrow Agent will promptly return the Deposit Funds to Pubco in the event that:

(a)	Priveco or any of the Selling Shareholders breach any terms of this Agreement;
(b)	Pubco elects to terminate this Agreement in its sole discretion prior to the Closing; or
(c)	this Agreement is not executed on or before 5:00 p.m. (Vancouver time) on September 15, 2006, unless expressly extended in writing by all of the parties hereto.
4.	PUBCO SHARES SUBJECT TO CREDIT LINE ESCROW

4.1                        At Closing, the Selling Shareholders will place the Escrowed Pubco Shares into escrow with the Securities Escrow Agent in accordance with the terms of the Credit Line Escrow

Agreement (the “Credit Line Escrow”). The Escrowed Pubco Shares will remain in escrow until Pubco enters into the Credit Line Financing on or prior to October 31, 2006, at which time the Escrowed Pubco Shares will be released from the Credit Line Escrow and placed into escrow with the Securities Escrow Agent in accordance with the Long Term Escrow Agreement; provided that if Priveco fails to enter into the Credit Line Financing on or prior to October 31, 2006, the Escrowed Pubco Shares will be returned to Pubco for cancellation.

5.	PUBCO SHARES SUBJECT TO LONG TERM ESCROW

5.1                        At Closing, and in addition to the escrow provisions set out in section 4.1, the Selling Shareholders will place all of the remaining Pubco Shares not subject to the Credit Line Escrow into escrow with the Securities Escrow Agent to hold such Pubco Shares in accordance with the terms of the Long Term Escrow Agreement.

6.	REPRESENTATIONS AND WARRANTIES OF PRIVECO

Priveco and the Selling Shareholders, jointly and severally, represent and warrant to Pubco, and acknowledge that Pubco is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Pubco, as follows:

6.1                        Organization and Good Standing. Priveco is a corporation duly organized, validly existing and in good standing under the laws of Switzerland and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Priveco is duly qualified to do business and is in good standing as a corporation in each of the jurisdictions in which Priveco owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Priveco taken as a whole.

6.2                        Authority. Priveco has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Priveco Documents”) to be signed by Priveco and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Priveco Documents by Priveco and the consummation of the transactions contemplated hereby have been duly authorized by Priveco’s board of directors. No other corporate or shareholder proceedings on the part of Priveco is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Priveco Documents when executed and delivered by Priveco as contemplated by this Agreement will be, duly executed and delivered by Priveco and this Agreement is, and the other Priveco Documents when executed and delivered by Priveco as contemplated hereby will be, valid and binding obligations of Priveco enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and
(c)	as limited by public policy.

6.3                        Capitalization of Priveco. The entire authorized capital stock and other equity securities of Priveco consists of 39,500 common shares (the “Priveco Common Stock”). There are 39,500 shares of Priveco Common Stock issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Priveco Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the laws of Switzerland and its Constitution and Articles of Association. There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Priveco to issue any additional common shares of Priveco Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Priveco any common shares of Priveco Common Stock. Other than the Shareholders’ Agreement dated February 22, 2006 and September 12, 2005, among Christiane Erne, Jean-Christophe Hadorn and Claudia Rey, there are no agreements purporting to restrict the transfer of the Priveco Common Stock, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of the Priveco Common Stock.

6.4                        Shareholders of Priveco Common Stock. Schedule 1 contains a true and complete list of the holders of all issued and outstanding shares of the Priveco Common Stock including each holder’s name, address and number of Priveco Shares held.

6.5                        Directors and Officers of Priveco. The duly elected or appointed directors and the duly appointed officers of Priveco are as set out in Schedule 6.

6.6                        Corporate Records of Priveco. The corporate records of Priveco, as required to be maintained by it pursuant to the laws of Switzerland, are accurate, complete and current in all material respects, and the minute book of Priveco is, in all material respects, correct and contains all records required by the laws of Switzerland, as applicable, in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Priveco.

6.7                        No Subsidiaries. Priveco does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

6.8                        Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Priveco under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Priveco, or any of its material property or assets;

(b)	violate any provision of the Constitution or Articles of Association of Priveco; or
(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Priveco or any of its material property or assets.

6.9                        Actions and Proceedings. To the best knowledge of Priveco, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Priveco or which involves any of the business, or the properties or assets of Priveco that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Priveco taken as a whole (a “Priveco Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Priveco Material Adverse Effect.

6.10	Compliance.
(a)

To the best knowledge of Priveco, Priveco is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Priveco;

(b)

To the best knowledge of Priveco, Priveco is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Priveco Material Adverse Effect;

(c)

Priveco has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Priveco, threatened, and none of them will be adversely affected by the consummation of the Transaction; and

(d)

Priveco has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Priveco has not received any notice of any violation thereof, nor is Priveco aware of any valid basis therefore.

6.11                      Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Priveco of the Transaction contemplated by this Agreement or to enable Pubco to continue to conduct Priveco’s business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

6.12                      Financial Representations. The books, records, and accounts of Priveco accurately and fairly reflect, in reasonable detail, the assets and Liabilities of Priveco. Priveco has not engaged in any transaction, maintained any bank account, or used any funds of Priveco, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Priveco.

6.13                      Absence of Undisclosed Liabilities. Except as disclosed in Schedule 8, Priveco does not have any Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that exceed $5,000, which:

(a)	have not heretofore been paid or discharged;
(b)	did not arise in the regular and ordinary course of business under any written agreement, contract, commitment, lease or plan except as specifically disclosed in Schedule 8; or
(c)	have not been incurred, in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business.
6.14	Tax Matters.
(a)	As of the date hereof:
(i)

Priveco has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to Priveco, and

(ii)	all such returns are true and correct in all material respects;
(b)

Priveco has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Priveco Material Adverse Effect;

(c)

Priveco is not presently under and has not received notice of, any contemplated investigation or audit by the Canada Revenue Agency or the Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof; and

(d)	All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency.

6.15                      Absence of Changes. Since the date of incorporation of Priveco, and except as set out in Schedule 8, Priveco has not:

(a)

incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;
(c)

created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Priveco to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)

made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)

declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;
(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);
(h)

received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)

made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

(j)

other than in the ordinary course of business, increase the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or
(l)	agreed, whether in writing or orally, to do any of the foregoing.

6.16                      Personal Property. Priveco possesses, and has good and marketable title of all property necessary for the continued operation of the business of Priveco as presently conducted and as represented to Pubco. All such property is used in the business of Priveco. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Priveco is owned by Priveco free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as disclosed in Schedule 8.

6.17	Intellectual Property
(a)

Intellectual Property Assets. Priveco owns or holds an interest in all intellectual property assets necessary for the operation of the business of Priveco as it is currently conducted (collectively, the “Intellectual Property Assets”), including:

(i)	the names Swisstile and SunTechTile, all functional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, the “Marks”);
(ii)	all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, the “Patents”);
(iii)	all copyrights in both published works and unpublished works (collectively, the “Copyrights”); and
(iv)

all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by Priveco as licensee or licensor (collectively, the “Trade Secrets”).

(b)

Agreements. Schedule 9 contains a complete and accurate list and summary description, including any royalties paid or received by Priveco, of all contracts and agreements relating to the Intellectual Property Assets to which Priveco is a party or by which Priveco is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $500 under which Priveco is the licensee. To the best knowledge of Priveco, there are no outstanding or threatened disputes or disagreements with respect to any such agreement.

(c)

Intellectual Property and Know-How Necessary for the Business. Except as set forth in Schedule 9, Priveco is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, and has the right to use without payment to a third party of all the Intellectual Property Assets. Except as set forth in Schedule 9, all former and current employees and contractors of Priveco have executed written contracts, agreements or other undertakings with Priveco that assign all rights to any inventions, improvements, discoveries, or information relating to the business of Priveco. No employee, director, officer or shareholder of Priveco owns directly or indirectly in whole or in part, any Intellectual Property Asset which Priveco is presently using or which is necessary for the conduct of its business. To the best knowledge of Priveco, no employee or contractor of Priveco has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Priveco.

(d)

Patents. Schedule 9 and Schedule 14 contains a complete and accurate list and summary description of all Patents. Except as set forth in Schedule 9 and Schedule 14, Priveco is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. No Patent has been or is now involved in any interference, reissue, re-examination, or opposition proceeding. To the best knowledge of Priveco, there is no potentially interfering patent or patent application of any third party and no Patent is infringed or has been challenged or threatened in any way. To the best knowledge of Priveco, none of the products manufactured and sold, nor any process or know-how used, by Priveco infringes or is alleged to infringe any patent or other proprietary night of any other person or entity. All products made, used, or sold under the Patents have been marked with the proper patent notice.

(e)

Trademarks. Schedule 9 contains a complete and accurate list and summary description of all Marks and the jurisdiction where the Mark is registered, if applicable. Priveco is the owner of all night, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges. encumbrances, and other adverse claims. All Marks that have been registered in Switzerland are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. No

Mark has been or is now involved in any opposition, invalidation, or cancellation and no such action is threatened with the respect to any of the Marks. To the best knowledge of Priveco, there is no potentially interfering trademark or trademark application of any third party and no Mark is infringed or has been challenged or threatened in any way. To the best knowledge of Priveco, none of the Marks used by Priveco infringes or is alleged to infringe any trade name, trademark, or service mark of any third party. All products and materials containing a Mark bear the proper federal or other registration notice where permitted by law.

(f)

Copyrights. Schedule 9 contains a complete and accurate list and summary description of all Copyrights. Priveco is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims. All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. To the best knowledge of Priveco, no Copyright is infringed or has been challenged or threatened in any way and none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(g)

Trade Secrets. Priveco has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. Priveco has good title and an absolute right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and to the best knowledge of Priveco, have not been used, divulged, or appropriated either for the benefit of any person or entity or to the detriment of Priveco. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

6.18                      Insurance. The products sold by and the assets owned by Priveco are insured under various policies of general product liability and other forms of insurance consistent with prudent business practices. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default by Priveco or any event which, with the giving of notice, the lapse of time or both, would constitute a default thereunder. All premiums to date have been paid in full.

6.19                      Employees and Consultants. All employees and consultants of Priveco have been paid all salaries, wages, income and any other sum due and owing to them by Priveco, as at the end of the most recent completed pay period. Priveco is not aware of any labor conflict with any of Priveco’s employees that might reasonably be expected to have a Priveco Material Adverse Effect. To the best knowledge of Priveco, no employee of Priveco is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Priveco or any other nature of the business conducted or to be conducted by Priveco.

6.20                      Real Property. Priveco does not own any real property. Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which Priveco is a party or is bound, as set out in Schedule 8, is legal, valid, binding, enforceable and in full force and effect in all material respects. All rental and other payments required to be paid by Priveco pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases. The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date. Priveco has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

6.21                      Material Contracts and Transactions. Schedule 10 attached hereto lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which Priveco is a party (each, a “Contract”). Each Contract is in full force and effect, and there exists no material breach or violation of or default by Priveco under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by Priveco. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

6.22                      Royalty Agreement. As Priveco is required to pay royalties to certain inventors (collectively, the “Royalties”) in regards to patent application number PCT/IB2006/00036 (the “Patent Application”) in accordance with the terms set out on Schedule 14, Priveco and the Selling Shareholders represent and warrant that the Royalties:

(a)	shall solely relate to the film, as used in the solar photovoltaic tiles and the module elements, which technology is the subject of the Patent Application,
(b)	are included in the wholesale cost price of the photovoltaic solar tiles and modules,
(c)	are payable only during the period of time between the date that the Patent Application is granted final approval from O.M.P.I. until the time when the patent ceases to be valid, and
(d)

shall not exceed 3.2% of the wholesale cost price of the film, which for reference, if calculated as of the date of this Agreement, would equal royalties of 0.16% of the wholesale price (including solar cell) of the tiles and 0.51% of the wholesale price (excluding solar cell) of the modules.

Notwithstanding section 13.1 hereof, the representations and warranties contained in this section shall survive Closing indefinitely.

6.23                      Certain Transactions. Priveco is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

6.24                      No Brokers. Priveco has not incurred any independent obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

6.25                      Completeness of Disclosure. No representation or warranty by Priveco in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Pubco pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

7.	REPRESENTATIONS AND WARRANTIES OF PUBCO

Pubco represents and warrants to Priveco and the Selling Shareholders and acknowledges that Priveco and the Selling Shareholders are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Priveco or the Selling Shareholders, as follows:

7.1                        Organization and Good Standing. Pubco is duly incorporated, organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Pubco is qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of Pubco.

7.2                        Authority. Pubco has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Pubco Documents”) to be signed by Pubco and to perform its obligations hereunder and to consummate the Transaction contemplated hereby. The execution and delivery of each of the Pubco Documents by Pubco and the consummation by Pubco of the Transaction contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of Pubco is necessary to authorize such documents or to consummate the Transaction contemplated hereby. This Agreement has been, and the other Pubco Documents when executed and delivered by Pubco as contemplated by this Agreement will be, duly executed and delivered by Pubco and this Agreement is, and the other Pubco Documents when executed and delivered by Pubco, as contemplated hereby will be, valid and binding obligations of Pubco enforceable in accordance with their respective terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;
(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and
(c)	as limited by public policy.

7.3                        Capitalization of Pubco. The entire authorized capital stock and other equity securities of Pubco consists of 100,000,000 shares of common stock with a par value of $0.001 (the “Pubco Common Stock”). As of the date of this Agreement, there are 24,093,000 shares of Pubco Common Stock issued and outstanding. All of the issued and outstanding shares of Pubco Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. Except as contemplated by this Agreement, there are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating Pubco to issue any additional shares of Pubco Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Pubco any shares of Pubco Common Stock as of the date of this Agreement. There are no agreements purporting to restrict the transfer of the Pubco Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Pubco Common Stock.

7.4                        Directors and Officers of Pubco. The duly elected or appointed directors and the duly appointed officers of Pubco are as listed on Schedule 7.

7.5                        Corporate Records of Pubco. The corporate records of Pubco, as required to be maintained by it pursuant to the laws of the State of Delaware, are accurate, complete and current in all material respects, and the minute book of Pubco is, in all material respects, correct and contains all material records required by the law of the State of Delaware in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Pubco.

7.6                        Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of this Transaction will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Pubco under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Pubco or any of its material property or assets;

(b)	violate any provision of the applicable incorporation or charter documents of Pubco; or
(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Pubco or any of its material property or assets.

7.7                        Validity of Pubco Common Stock Issuable upon the Transaction. The Pubco Shares to be issued to the Selling Shareholders upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

7.8                        Actions and Proceedings. To the best knowledge of Pubco, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court,

arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of Pubco, threatened against Pubco which involves any of the business, or the properties or assets of Pubco that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of Pubco taken as a whole (a “Pubco Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Pubco Material Adverse Effect.

7.9	Compliance.
(a)

To the best knowledge of Pubco, Pubco is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Pubco;

(b)

To the best knowledge of Pubco, Pubco is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Pubco Material Adverse Effect;

(c)

Pubco has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Pubco, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

(d)

Pubco has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Pubco has not received any notice of any violation thereof, nor is Pubco aware of any valid basis therefore.

7.10                      Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Pubco of the Transaction contemplated by this Agreement to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

7.11                      SEC Filings. Pubco has furnished or made available to Priveco and the Selling Shareholders a true and complete copy of each report, schedule, registration statement and proxy statement filed by Pubco with the SEC (collectively, and as such documents have since the time of their filing been amended, the “Pubco SEC Documents”). As of their respective dates, the Pubco SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Pubco SEC Documents.

7.12                      Financial Representations. Included with the Pubco SEC Documents are true, correct, and complete copies of audited balance sheets for Pubco dated as of December 31, 2005 and unaudited balance sheets for Pubco dated as of June 30, 2006 (the “Pubco Accounting Date”), together with related statements of income, cash flows, and changes in shareholder’s equity for the fiscal year and interim period then ended (collectively, the “Pubco Financial Statements”). The Pubco Financial Statements:

(a)	are in accordance with the books and records of Pubco;
(b)	present fairly the financial condition of Pubco as of the respective dates indicated and the results of operations for such periods; and
(c)	have been prepared in accordance with GAAP.

Pubco has not received any advice or notification from its independent certified public accountants that Pubco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Pubco Financial Statements or the books and records of Pubco, any properties, assets, Liabilities, revenues, or expenses. The books, records, and accounts of Pubco accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of Pubco. Pubco has not engaged in any transaction, maintained any bank account, or used any funds of Pubco, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Pubco.

7.13                      Absence of Undisclosed Liabilities. Pubco has no material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a)	are not set forth in the Pubco Financial Statements or have not heretofore been paid or discharged;
(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Priveco; or
(c)

have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Pubco Financial Statements.

7.14	Tax Matters.
(a)	As of the date hereof:
(i)

Pubco has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to them, and

(ii)	all such returns are true and correct in all material respects;

(b)	Pubco has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof;
(c)

Pubco is not presently under and has not received notice of, any contemplated investigation or audit by the Canada Revenue Agency or the Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(d)

All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency; and

(e)

To the best knowledge of Pubco, the Pubco Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Pubco for the accounting period ended on the Pubco Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Pubco Accounting Date or for any profit earned by Pubco on or prior to the Pubco Accounting Date or for which Pubco is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Pubco Financial Statements.

7.15                      Absence of Changes. Since the Pubco Accounting Date, except as disclosed in the Public SEC Documents and except as contemplated in this Agreement, Pubco has not:

(a)

incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties;
(c)

created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Pubco to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)

made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)	declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;
(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);
(h)

received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000;
(j)

other than in the ordinary course of business, increase the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or
(l)	agreed, whether in writing or orally, to do any of the foregoing.

7.16                      Absence of Certain Changes or Events. Since the Pubco Accounting Date, except as and to the extent disclosed in the Pubco SEC Documents, there has not been:

(a)	a Pubco Material Adverse Effect; or
(b)	any material change by Pubco in its accounting methods, principles or practices.

7.17                      No Subsidiaries. Pubco does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

7.18                      Personal Property. There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Pubco, except as disclosed in the Pubco SEC Documents.

7.19                      Employees and Consultants. Pubco does not have any employees or consultants, except as disclosed in the Pubco SEC Documents.

7.20                      Material Contracts and Transactions. Other than as expressly contemplated by this Agreement and the Financing, there are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Pubco is a party except as disclosed in writing to Priveco.

7.21                      No Brokers. Other than the Standard Atlantic Finder’s Fee, Pubco has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

7.22                      Completeness of Disclosure. No representation or warranty by Pubco in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Priveco pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

8.	CLOSING CONDITIONS

8.1                        Conditions Precedent to Closing by Pubco. The obligation of Pubco to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 13.6. The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. These conditions of closing are for the benefit of Pubco and may be waived by Pubco in its sole discretion.

(a)

Representations and Warranties. The representations and warranties of Priveco and the Selling Shareholders set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Priveco will have delivered to Pubco a certificate dated as of the Closing Date, to the effect that the representations and warranties made by Priveco in this Agreement are true and correct.

(b)

Performance. All of the covenants and obligations that Priveco and the Selling Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)

Transaction Documents. This Agreement, the Priveco Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Pubco, will have been executed and delivered to Pubco.

(d)	Secretary’s Certificate – Priveco. Pubco will have received a certificate from the Secretary of Priveco attaching:
(i)	a copy of Priveco’s Constitution, Articles of Association and all other incorporation documents, as amended through the Closing Date; and
(ii)	copies of resolutions duly adopted by the board of directors of Priveco approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(e)

Legal Opinion – Priveco. Pubco will have received an opinion, dated as of the Closing Date, from counsel for Priveco, and such other local or special counsel as is appropriate, all of which opinion will be in the form and substance reasonably satisfactory to Pubco and its counsel.

(f)	Third Party Consents. Pubco will have received duly executed copies of all third party consents and approvals contemplated by this Agreement, in form and substance reasonably satisfactory to Pubco.
(g)

Investor Relations Agreement. Pubco will have entered into an investor relations agreement with Standard Atlantic (the “Investor Relations Agreement”), whereby Standard Atlantic will provide investor relations services to Pubco for a period of two years following the Closing Date based upon a monthly fee of US$20,000, which aggregate sum of US$480,000 is payable by Pubco at Closing from the proceeds of the Financing (the “Investor Relations Payment”).

(h)

Financing. The Financing will have closed, provided that such closing may be concurrent with the Closing and Pubco will have received the funds pursuant to the Financing less the Investor Relations Payment.

(i)	Finder’s Fee. Pubco will have paid the Standard Atlantic Finder’s Fee.
(j)

Escrow Agreements. The Selling Shareholders will have entered into the Credit Line Escrow Agreement and the Long Term Escrow Agreement and will have duly deposited the Pubco Shares with the Securities Escrow Agent to hold such shares in accordance with the terms of the respective agreements. In addition, the Selling Shareholders will supply stock powers of attorney (the “Stock Powers”), duly executed with signatures guaranteed as required by Pubco’s transfer agent, authorizing the transfer of the Escrowed Pubco Shares to Pubco.

(k)

Royalty Agreement. The persons set out on Schedule 14 will have entered into a written Royalty Agreement on or prior to Closing based upon the terms as substantially set out on Schedule 14 and all other material terms related to the royalty rights of such persons in regards to patent application number PCT/IB2006/00036.

(l)

Ratification of Prior Acts. Pubco will have received from Priveco copies of a duly executed directors’ resolution and shareholders’ resolution, in the form reasonably acceptable to Pubco, approving and ratifying all prior acts, agreements and transactions of Priveco.

(m)

Employment Agreements. Pubco will have received from Priveco copies of all agreements or arrangements that evidence the employment of all of the hourly and salaried employees of Priveco as set out on Schedule 11 attached hereto, which constitute all of the employees reasonably necessary to operate the business of Priveco substantially as presently operated.

(n)	No Material Adverse Change. No Priveco Material Adverse Effect will have occurred since the date of this Agreement.
(o)	No Action. No suit, action, or proceeding will be pending or threatened which would:
(i)	prevent the consummation of any of the transactions contemplated by this Agreement; or
(ii)	cause the Transaction to be rescinded following consummation.
(p)	Outstanding Shares. Priveco will have no more than 39,500 shares of Priveco Common Stock issued and outstanding on the Closing Date.
(q)

Due Diligence Generally. Pubco and its solicitors will be reasonably satisfied with their due diligence investigation of Priveco that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

(i)	materials, documents and information in the possession and control of Priveco and the Selling Shareholders which are reasonably germane to the Transaction;
(ii)	a physical inspection of the assets of Priveco by Pubco or its representatives; and
(iii)	title to the material assets of Priveco.
(r)	Compliance with Securities Laws. Pubco will have received evidence satisfactory to Pubco that the Pubco Shares issuable in the Transaction will be issuable:
(i)	without registration pursuant to the Securities Act in reliance on a safe harbor from the registration requirements of the Securities Act provided by Regulation S; and
(ii)	in reliance upon an exemption from the prospectus and registration requirements of the BC Securities Act.

In order to establish the availability of the safe harbor from the registration requirements of the Securities Act and the prospectus and registration requirements of the BC Securities Act for the issuance of Pubco Shares to each Selling Shareholder, Priveco will deliver to Pubco on Closing, a Certificate and a Questionnaire duly executed by each Selling Shareholder.

8.2                        Conditions Precedent to Closing by Priveco. The obligation of Priveco and the Selling Shareholders to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 13.6. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of

Priveco and the Selling Shareholders and may be waived by Priveco and the Selling Shareholders in their discretion.

(a)

Representations and Warranties. The representations and warranties of Pubco set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Pubco will have delivered to Priveco a certificate dated the Closing Date, to the effect that the representations and warranties made by Pubco in this Agreement are true and correct.

(b)

Performance. All of the covenants and obligations that Pubco are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. Pubco must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)

Transaction Documents. This Agreement, the Pubco Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Priveco, will have been executed and delivered by Pubco.

(d)	Secretary’s Certificate - Pubco. Priveco will have received a certificate from the Secretary of Pubco attaching:
(i)	a copy of Pubco’s Articles of Incorporation and Bylaws, as amended through the Closing Date; and
(ii)	copies of resolutions duly adopted by the board of directors of Pubco approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.
(e)

Legal Opinion – Pubco. Priveco will have received a legal opinion, dated as of the Closing Date, from counsel for Pubco, and such other local or special legal counsel as is appropriate, all of which opinion shall be in the form and substance reasonably satisfactory to Priveco and its counsel.

(f)

Third Party Consents. Priveco will have received from Pubco duly executed copies of all third-party consents, permits, authorisations and approvals of any public, regulatory (including the SEC) or governmental body or authority or person or entity contemplated by this Agreement, in the form and substance reasonably satisfactory to Priveco.

(g)	Financing. The Financing will have closed, provided that such closing may be concurrent with the Closing.
(h)	Deposit Funds. Priveco will have received the Deposit Funds from the Deposit Escrow Agent in accordance with the terms of the Deposit Agreement.

(i)	No Material Adverse Change. No Pubco Material Adverse Effect will have occurred since the date of this Agreement.
(j)

No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would:

(i)	prevent the consummation of any of the transactions contemplated by this Agreement; or
(ii)	cause the Transaction to be rescinded following consummation.
(k)

Outstanding Shares. On the Closing Date, Pubco will have 68,981,167 common shares issued and outstanding in the capital of Pubco, including the 4,976,350 common shares in the capital of Pubco issued in the Financing and following the cancellation of 8,375,000 common shares in the capital of Pubco currently held by John Veltheer and David Brow.

(l)	Public Market. On the Closing Date, the shares of Pubco Common Stock will be quoted on the National Association of Securities Dealers, Inc.’s OTC Bulletin Board.
(m)

Due Diligence Review of Financial Statements. Priveco and its accountants will be reasonably satisfied with their due diligence investigation and review of the Pubco Financial Statements, the Pubco SEC Documents, and the contents thereof, prepared in accordance with GAAP.

(n)

Due Diligence Generally. Priveco will be reasonably satisfied with their due diligence investigation of Pubco that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction.

(o)

Resignations. Priveco will have received the written resignation from David Brow, as director of Pubco and John Veltheer, as officer of Pubco, effective as of the Closing Date, in the form and substance reasonably satisfactory to Priveco.

(p)	Change in Directors. At Closing, the board of directors of Pubco will consist of five directors, three of whom will be nominated by Priveco and two of whom will be nominated by Pubco.
(q)

Change in Officers. Priveco will have received a signed directors’ resolution appointing Jean-Christophe Hadorn as Chief Executive Officer of Pubco and Sandrine Crisafulli as Chief Financial Officer and Chief Operating Officer of Pubco, effective as of the Closing Date.

(r)	Investor Relations. Pubco will have entered into the Investor Relations Agreement.

9.	ADDITIONAL COVENANTS OF THE PARTIES

9.1                        Priveco Audited Financial Statements. Prior to Closing, Priveco will provide Pubco with true, correct, and complete balance sheets for Priveco, together with related statements of income, cash flows, and changes in shareholder’s equity for the fiscal years ended December 31, 2005 and 2004 as audited by a firm that is registered with the Public Company Accounting Oversight Board and the interim unaudited period ended June 30, 2006 (collectively, the “Priveco Financial Statements”). The Priveco Financial Statements:

(a)	will be prepared in accordance with the books and records of Priveco;
(b)	present fairly the financial condition of Priveco as of the respective dates indicated and the results of operations for such periods; and
(c)	will be prepared in accordance with GAAP.

9.2                        Notification of Financial Liabilities. Priveco will immediately notify Pubco in accordance with section 13.6 hereof, if Priveco receives any advice or notification from its independent certified public accounts that Priveco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of Priveco, any properties, assets, Liabilities, revenues, or expenses. Notwithstanding any statement to the contrary in this Agreement, this covenant will survive Closing and continue in full force and effect.

9.3                        Access and Investigation. Between the date of this Agreement and the Closing Date, Priveco, on the one hand, and Pubco, on the other hand, will, and will cause each of their respective representatives to:

(a)	afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;
(b)

furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and

(c)	furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party will instruct its auditors to co-operate with the other party and its representatives in connection with such investigations.

9.4                        Confidentiality. All information regarding the business of Priveco including, without limitation, financial information that Priveco provides to Pubco during Pubco’s due diligence investigation of Priveco will be kept in strict confidence by Pubco and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Pubco or disclosed to any third party (other than Pubco’s professional accounting and legal advisors)

without the prior written consent of Priveco. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Priveco, Pubco will immediately return to Priveco (or as directed by Priveco) any information received regarding Priveco’s business. Likewise, all information regarding the business of Pubco including, without limitation, financial information that Pubco provides to Priveco during its due diligence investigation of Pubco will be kept in strict confidence by Priveco and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Priveco or disclosed to any third party (other than Priveco’s professional accounting and legal advisors) without Pubco’s prior written consent. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Pubco, Priveco will immediately return to Pubco (or as directed by Pubco) any information received regarding Pubco’s business.

9.5                        Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

9.6                          Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to this Agreement, Priveco and Pubco will not, directly or indirectly, solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Priveco or Pubco, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

9.7                        Conduct of Priveco and Pubco Business Prior to Closing. From the date of this Agreement to the Closing Date, and except to the extent that Pubco otherwise consents in writing, Priveco will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it. Likewise, from the date of this Agreement to the Closing Date, and except to the extent that Priveco otherwise consents in writing, Pubco will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

9.8                        Certain Acts Prohibited – Priveco. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, Priveco will not, without the prior written consent of Pubco:

(a)	amend its Constitution, Articles of Association or other incorporation documents;
(b)	incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Priveco except in the ordinary course of business;
(c)	dispose of or contract to dispose of any Priveco property or assets, including the Intellectual Property Assets, except in the ordinary course of business consistent with past practice;
(d)

issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the Priveco Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(e)	not:
(i)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Priveco Common Stock, or
(ii)	split, combine or reclassify any Priveco Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Priveco Common Stock; or
(f)

not materially increase benefits or compensation expenses of Priveco, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

9.9                        Certain Acts Prohibited - Pubco. Except as expressly contemplated by this Agreement and the Financing, between the date of this Agreement and the Closing Date, Pubco will not, without the prior written consent of Priveco:

(a)	incur any liability or obligation or encumber or permit the encumbrance of any properties or assets of Pubco except in the ordinary course of business consistent with past practice;
(b)	dispose of or contract to dispose of any Pubco property or assets except in the ordinary course of business consistent with past practice;
(c)	issue or sell shares of Pubco Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;
(d)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Pubco Common Stock or split, combine or reclassify any Pubco

Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Pubco Common Stock; or

(e)	materially increase benefits or compensation expenses of Pubco, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such person.

9.10                      Public Announcements. Pubco and Priveco each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement.

9.11                      Employment Agreements. Between the date of this Agreement and the Closing Date, Priveco will have made necessary arrangements to employ all of the hourly and salaried employees of Priveco reasonably necessary to operate such business substantially as presently operated. Priveco agrees to provide copies of all such agreements and arrangements that evidence such employment at or prior to Closing.

10.	CLOSING

10.1                      Closing. The Closing shall take place on the Closing Date at the offices of the lawyers for Pubco or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for Priveco and Pubco, provided such undertakings are satisfactory to each party’s respective legal counsel.

10.2                      Closing Deliveries of Priveco and the Selling Shareholders. At Closing, Priveco and the Selling Shareholders will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Pubco:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Priveco evidencing approval of this Agreement and the Transaction;
(b)

if any of the Selling Shareholders appoint any person, by power of attorney or equivalent, to execute this Agreement or any other agreement, document, instrument or certificate contemplated by this agreement, on behalf of the Selling Shareholder, a valid and binding power of attorney or equivalent from such Selling Shareholder;

(c)	share certificates representing the Priveco Shares as required by Section 2.3 of this Agreement;
(d)	all certificates and other documents required by Section 8.1 of this Agreement;
(e)	a certificate of an officer of Priveco, dated as of Closing, certifying that:

(i)	each covenant and obligation of Priveco has been complied with; and
(ii)	each representation, warranty and covenant of Priveco is true and correct at the Closing as if made on and as of the Closing;
(f)	the Priveco Documents and any other necessary documents, each duly executed by Priveco, as required to give effect to the Transaction;
(g)	a copy of the Investor Relations Agreement, as executed by the applicable parties thereof;
(h)	copies of all agreements and arrangements required by Section 9.11 of this Agreement; and
(i)	copies of the Credit Line Escrow Agreement, the Long Term Escrow Agreement and the Stock Powers, as executed by the applicable parties thereof.

10.3                      Closing Deliveries of Pubco. At Closing, Pubco will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Priveco:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Pubco evidencing approval of this Agreement and the Transaction;
(b)	reasonable evidence of the closing of the Financing, provided that such closing may be concurrent with the Closing;
(c)	all certificates and other documents required by Section 8.2 of this Agreement;
(d)	a certificate of an officer of Pubco, dated as of Closing, certifying that:
(i)	each covenant and obligation of Pubco has been complied with; and
(ii)	each representation, warranty and covenant of Pubco is true and correct at the Closing as if made on and as of the Closing;
(e)	the Pubco Documents and any other necessary documents, each duly executed by Pubco, as required to give effect to the Transaction; and
(f)	the resolution required by Section 8.2(p) of this Agreement.

10.4                      Additional Closing Delivery of Pubco. At Closing, Pubco will deliver or cause to be delivered the share certificates representing the Pubco Shares to the Securities Escrow Agent, on behalf of the Selling Shareholders, as required by the Credit Line Escrow Agreement and the Long Term Escrow Agreement.

11.	TERMINATION

11.1                      Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a)	mutual agreement of Pubco and Priveco;
(b)

Pubco, if there has been a material breach by Priveco or any of the Selling Shareholders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Priveco or the Selling Shareholders that is not cured, to the reasonable satisfaction of Pubco, within ten business days after notice of such breach is given by Pubco (except that no cure period will be provided for a breach by Priveco or the Selling Shareholders that by its nature cannot be cured);

(c)

Priveco, if there has been a material breach by Pubco of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Pubco that is not cured by the breaching party, to the reasonable satisfaction of Priveco, within ten business days after notice of such breach is given by Priveco (except that no cure period will be provided for a breach by Pubco that by its nature cannot be cured);

(d)	Pubco or Priveco, if the Transaction contemplated by this Agreement has not been consummated prior to September 31, 2006, unless the parties hereto agree to extend such date in writing; or
(e)

Pubco or Priveco if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the Transaction contemplated by this Agreement has become final and non-appealable.

11.2                      Effect of Termination. In the event of the termination of this Agreement as provided in Section 11.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

12.	INDEMNIFICATION, REMEDIES, SURVIVAL

12.1                      Certain Definitions. For the purposes of this Article 11, the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Pubco or Priveco including damages for lost profits or lost business opportunities.

12.2                      Agreement of Priveco to Indemnify. Priveco will indemnify, defend, and hold harmless, to the full extent of the law, Pubco and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Pubco and its shareholders by reason of, resulting from, based upon or arising out of:

(a)

the breach by Priveco of any representation or warranty of Priveco contained in or made pursuant to this Agreement, any Priveco Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Priveco of any covenant or agreement of Priveco made in or pursuant to this Agreement, any Priveco Document or any certificate or other instrument delivered pursuant to this Agreement.

12.3                      Agreement of the Selling Shareholders to Indemnify. The Selling Shareholders will indemnify, defend, and hold harmless, to the full extent of the law, Pubco and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Pubco and its shareholders by reason of, resulting from, based upon or arising out of:

(a)	any breach by the Selling Shareholders of Section 2.2 of this Agreement; or
(b)

any misstatement, misrepresentation or breach of the representations and warranties made by the Selling Shareholders contained in or made pursuant to the Certificate or the Questionnaire executed by each Selling Shareholder as part of the share exchange procedure detailed in Section 2.3 of this Agreement.

12.4                      Agreement of Pubco to Indemnify. Pubco will indemnify, defend, and hold harmless, to the full extent of the law, Priveco and the Selling Shareholders from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Priveco and the Selling Shareholders by reason of, resulting from, based upon or arising out of:

(a)

the breach by Pubco of any representation or warranty of Pubco contained in or made pursuant to this Agreement, any Pubco Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Pubco of any covenant or agreement of Pubco made in or pursuant to this Agreement, any Pubco Document or any certificate or other instrument delivered pursuant to this Agreement.

13.	MISCELLANEOUS PROVISIONS

13.1                      Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements will survive the Closing Date and continue in full force and effect until six (6) months after the Closing Date.

13.2                      Further Assurances. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

13.3                      Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

13.4                      Expenses. Pubco will bear all costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives and accountants; provided that Pubco and Priveco will bear its respective legal costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby.

13.5                      Entire Agreement. This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

13.6                      Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to Priveco or any of the Selling Shareholders:

Société d’Energie Solaire S.A.

Route de Saint-Julien 129

CH-1228 Plan-les-Ouates

Switzerland

Attention:	Jean-Christophe Hadorn
Telephone:	+41 22 884 14 84
Facsimile:	+41 22 884 14 80

With a copy (which will not constitute notice) to:

Etude d’avocats Poggia & Rudermann

Rue de Beaumont 11

1206 Geneve

Suisse

Attention:	Me Mauro Poggia
Telephone:	+41 22 703 58 58
Facsimile:	+41 22 703 58 57

If to Pubco

SES Solar Inc.

Suite 1400 – 1500 West Georgia Street

Vancouver, British Columbia

Canada V6G 2Z6

Attention:	John Veltheer
Telephone:	(604) 618-9327
Facsimile:	(604) 662-8974

With a copy (which will not constitute notice) to:

Clark Wilson LLP, Barristers & Solicitors

Suite 800 – 885 West Georgia Street

Vancouver, British Columbia

Canada V6C 3H1

Attention:	Cam McTavish
Telephone:	(604) 687-5700
Facsimile:	(604) 687-6314

All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;
(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;
(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and
(d)	in the case of mailing, on the fifth business day following mailing.

13.7                      Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

13.8                      Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

13.9                      Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

13.10                   Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

13.11                     Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

13.12                     Translation. The parties hereto acknowledge that this Agreement has been prepared in both English and French versions and further acknowledge that the English version is the only version that has been executed by the parties. In the event of any inconsistency, discrepancy or dispute as between the two versions, the parties expressly agree that the English version shall be deemed to be the binding agreement.

13.13                   Gender. All references to any party will be read with such changes in number and gender as the context or reference requires.

13.14                   Business Days. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday, Sunday or a legal holiday in the Province of British Columbia, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday, Sunday or such a legal holiday.

13.15                   Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

13.16                   Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

13.17                   Schedules and Exhibits. The schedules and exhibits are attached to this Agreement and incorporated herein.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SES SOLAR INC.

Per:	/s/ John Veltheer
Authorized Signatory
Name: John Veltheer
	Title:	President

SOCIÉTÉ D’ENERGIE SOLAIRE S.A.

Per:	/s/ Jean-Christophe Hadorn
Authorized Signatory
Name: Jean-Christophe Hadorn
	Title:	President

WITNESSED BY: /s/ signed Name Address Occupation	) ) ) ) ) ) ) ) ) )	/s/ Christiane Erne CHRISTIANE ERNE

WITNESSED BY: /s/ signed Name Address Occupation	) ) ) ) ) ) ) ) ) )	/s/ Jean-Christophe Hadorn JEAN-CHRISTOPHE HADORN

WITNESSED BY: /s/ signed Name Address Occupation	) ) ) ) ) ) ) ) ) )	/s/ Claudia Rey CLAUDIA REY

SCHEDULE 1

TO THE SHARE EXCHANGE AGREEMENT

AMONG SES SOLAR INC., SOCIÉTÉ D’ENERGIE SOLAIRE S.A. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

THE SELLING SHAREHOLDERS

Name	Address	Number of Priveco Shares held before Closing	Total Number of Pubco Shares to be issued by Pubco on Closing	Number of Pubco Shares subject to escrow in accordance with the Credit Line Escrow Agreement	Number of Pubco Shares subject to escrow in accordance with the Long Term Escrow Agreement
Christiane Erne	_________________________ _________________________ _________________________	35,550	43,458,135	21,729,068	21,729,068
Jean-Christophe Hadorn	_________________________ _________________________ _________________________	1,975	2,414,341	1,207,171	1,207,171
Claudia Rey	_________________________ _________________________ _________________________	1,975	2,414,341	1,207,171	1,207,171
TOTAL:		39,500	48,286,817	24,143,410	24,143,410

SCHEDULE 2

TO THE SHARE EXCHANGE AGREEMENT

AMONG SES SOLAR INC., SOCIÉTÉ D’ENERGIE SOLAIRE S.A. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

FINDER’S FEE AGREEMENT

Standard Atlantic (Suisse) s.a.

3 rue François Bellot,

1206 Geneva, Switzerland

August .....th, 2006

SES Solar Inc.

Suite 1400

1500 West Georgia Street

Vancouver, BC V6G 2Z6

Canada

Dear Sirs:

Acquisition of Société d’Energie Solaire_s.a.

The purpose of this letter is to set out the terms under which Standard Atlantic ( the “Finder”) has agreed to assist SES Solar Inc. ("SES" or the “Company”) and it’s shareholders in carrying out the purchase of all of the shares (the "Share Sale") of Societe d’Energie Solaire S.A. ("PriveCo").

In consideration of the premises and the covenants, agreements, representations, warranties, and payments contained in this Agreement, we mutually agree as follows:

1.	Engagement of Standard Atlantic

1.1        Engagement - Standard Atlantic (Suisse)s.a. (“Standard Atlantic” or the “Finder”) is hereby engaged by SES, as its exclusive representative, to provide the following services to it in connection with the Share Sale (the "Services"):

(a)	introducing SES to the representatives of PriveCo;

(b)	assisting SES in the negotiations concerning the terms of the Share Sale;

(c)	assisting in the preparation of all materials relating to the meeting of the shareholders of SES that may be called to approve the Share Sale;

(d)	assisting in investor’s relations.

1.2        Success Fee - In consideration for the Services provided by Standard Atlantic, SES agrees to pay to Standard Atlantic a fee equal of USD $228,000 (the “Success Fee). The Success Fee shall be payable in cash on the date that the Share Sale completes.

1.3        Flexible structure - The parties acknowledge and agree that the Share Sale may take a form not anticipated under this Agreement and it is agreed in such case that Standard Atlantic shall be compensated fairly following the principles set forth herein.

1.4        Survival of obligation to pay - Notwithstanding the earlier termination of this Agreement, SES shall pay the Success Fee to Standard Atlantic if, within 24 months of termination of this Agreement, SES completes a financing or Business Combination with a party introduced or identified to SES by Standard Atlantic during the term of this Agreement.

1.5         Term - The term of this Agreement shall commence on the date of this letter and shall terminate at the earliest September 30th, 2006, and after this, 30 days following delivery of written notice of termination by one party to the other. Notwithstanding the termination of this Agreement, SES shall remain obliged to pay any Success Fee or expenses owing to Standard Atlantic to the date of termination and section 1.4 shall survive termination of this Agreement.

1.6        Non-exclusive engagement – Standard Atlantic has no obligation to make its time and services available exclusively to SES, and Standard Atlantic may perform similar services for others at any time and from time to time.

1.7        Expenses – In addition to the Success Fee, SES agrees to reimburse Standard Atlantic for all reasonable expenses incurred in the provision of the Services forthwith upon receipt of an invoice with copies of the receipts.

1.8        Continued Assistance – SES agrees to hire Standard Atlantic for continued assistance to investor’s relations for a fee of USD20.000 per month. This will not be considered as a Transaction expense and will be formalised in a separate agreement

2.	Share Exchange

The parties intend that the share exchange shall consist of the exchange by the Shareholders of PriveCo of all of the outstanding shares of PriveCo in consideration for the SES Shares (as hereinafter defined) (the “Share Exchange”). At the closing of the Share Exchange, the assets of PriveCo will include all of the property and assets of SES's business of every kind and description, wherever situate (the "Business"), including without limitation:

(a)	all right, title, interest, and benefit of PriveCo in and to all intellectual property of every nature, whether registered or unregistered;
(b)

the goodwill of and attributable to the Business and the exclusive right to represent itself as carrying on the Business in continuation of and in succession to PriveCo, and the right to use any words indicating that the Business is so carried on;

(c)

the benefit of all unfilled orders received by PriveCo in connection with the Business, and all other contracts, engagements, or commitments, whether written or oral, to which PriveCo is entitled in connection with the Business, and in particular all right, title and interest of PriveCo in, to, and under the material agreements, contracts, and licences;

(d)	all equipment, including without limitation, all tools and manufacturing equipment, computers, office furniture and accessories, machinery, and all other chattels used in connection the Business;
(e)	including all cash, accounts receivable, inventory and prepaid expenses.

2.2        Purchase Price – The purchase price for the Business shall be 70% of the issued and outstanding common shares of SES on the Completion Date (the “SES Shares”).

2.2        Completion Date - The Share Exchange will be completed following receipt of all necessary regulatory and shareholder approvals and the execution of all agreements and documents relating to the Share Exchange. The Share Exchange shall be completed on or before September 31th, 2006 or such other date as the parties may agree upon (the "Completion Date").

3.	Representations and Warranties
3.1	By SES – SES represents and warrants to Standard Atlantic that:
(a)

it has good and sufficient right and authority to enter into this Agreement and carry out its obligations under this Agreement on the terms and conditions set forth herein, and this Agreement is a binding agreement upon SES enforceable against it in accordance with its terms and conditions;

(b)

with the exception of forecasts, projections or estimates (collectively, the "Projections") provided by the Company to the Finder, all information and other data relating to the Company (collectively, the "Corporate Information") furnished by or on behalf of the Company to the Finder is or, in the case of historical Corporate Information, was at the date of preparation, and all Corporate Information provided to the Finder during the Term of this Agreement shall be true, accurate, complete and correct in all material respects and does not, did not and will not, as the case may be, contain a Misrepresentation;

(c)

any Projections relating to the Company provided by or on behalf of the Company to the Finder have been, and any such Projections provided during the Term of this Agreement will be, prepared in good faith with the assistance of competent professional advisors and will be based upon assumptions which in light of the circumstances under which they are made, will be reasonable; and

(d)	the Company is not aware of any undisclosed facts or information that could materially impact upon such Corporate Information or Projections.

3.2        By Standard Atlantic – Standard Atlantic represents and warrants to SES that it has good and sufficient right and authority to enter into this Agreement and carry out its obligations under this Agreement on the terms and conditions set forth herein, and this Agreement is a binding agreement upon Standard Atlantic enforceable against it in accordance with its terms and conditions.

4.	Standstill

During the period from the date hereof until the Completion Date, SES agrees that it will:

(a)

not, directly or indirectly, solicit or entertain offers or have any negotiations with any third parties whatsoever regarding the sale of the Shares of the Company or of the Business itself or assets comprising the Business;

(b)	conduct the Business only in the usual, ordinary and regular course of business consistent with past practice;

(c)	not issue any shares or other securities that may be converted into shares or other securities of SES; and

(d)

give to Standard Atlantic and its solicitors, accountants, and other representatives full access, during normal business hours, to all of its books, contracts, commitments, and records relating to the Business, and shall furnish to Standard Atlantic during that period all such information as it may reasonably request.

5.	Publicity

SES will not make any announcement, issue any press release or otherwise disclose the existence of this Agreement, or the intent of either party with regard to the transaction contemplated herein, without the prior written consent of Standard Atlantic, such consent not to be unreasonably withheld.

6.	Confidentiality

Any information that may be disclosed by one party to the other parties or their representatives, which has not been publicly disclosed, shall be kept strictly confidential by them and shall not be disclosed or used by the recipients thereof, whether or not the Share Sale occurs, until publicly disclosed by the party to which such information relates. In the event that SES provides any material non-public information to Standard Atlantic, Standard Atlantic agrees to execute SES’s standard non-disclosure agreement.

7.	General

7.1        Binding effect - This Agreement is intended to be binding upon SES and Standard Atlantic and their respective successors or assigns.

7.2        Governing law - This letter will be governed by and construed in accordance with the laws of Switzerland.

7.3	Currency - All references to currency are to United States Dollars.

7.4        Further assurances - The parties hereto shall execute and deliver all such further documents and do all such acts as any party may, either before or after the Effective Date,

reasonably require of the other in order that the full intent and meaning of this Agreement is carried out.

7.5        Amendments - No amendment or interpretation of this Agreement shall be binding upon the parties hereto unless such amendment or interpretation is in written form executed by all of the parties to this Agreement. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable from this Agreement and this Agreement shall be construed and enforced as if such provision had never comprised a part hereof, and the remaining provisions shall remain in full force and effect and shall not be affected by such provision or by its severance.

If you are in agreement with the foregoing, please confirm that this letter accurately sets forth your understanding of the terms of the proposed Share Sale and the engagement of Standard Atlantic, by signing a copy of this letter below and returning it to us.

This letter may be executed in any number of counterparts, each of when executed and delivered (including by way of facsimile) is an original but all of which taken together shall constitute one and the same instrument.

Yours very truly,

Standard Atlantic (Suisse) s.a.

By:

Authorized signatory

Agreed and confirmed this        day of August, 2006.

SES Solar Inc.

By:

Authorized signatory

SCHEDULE 3

TO THE SHARE EXCHANGE AGREEMENT

AMONG SES SOLAR INC., SOCIÉTÉ D’ENERGIE SOLAIRE S.A. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

CERTIFICATE OF NON-U.S. SHAREHOLDER

OF

SES SOLAR INC.

In connection with the issuance of common stock (the “Pubco Shares”) of SES Solar Inc., a Delaware corporation (“Pubco”), to the undersigned, pursuant to that certain Share Exchange Agreement dated August _____, 2006 (the “Agreement”), among Pubco, Société d’Energie Solaire S.A., a company incorporated pursuant to the laws of Switzerland (“Priveco”) and the shareholders of Priveco as set out in the Agreement (each, a “Selling Shareholder”), the undersigned Selling Shareholder hereby agrees, acknowledges, represents and warrants that:

1.            the undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

2.            none of the Pubco Shares have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act;

3.            the Selling Shareholder understands and agrees that offers and sales of any of the Pubco Shares prior to the expiration of a period of one year after the date of original issuance of the Pubco Shares (the one year period hereinafter referred to as the Distribution Compliance Period) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and provincial securities laws;

4.            the Selling Shareholder understands and agrees not to engage in any hedging transactions involving any of the Pubco Shares unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

5.            the Selling Shareholder is acquiring the Pubco Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Pubco Shares in the United States or to U.S. Persons;

6.            the Selling Shareholder has not acquired the Pubco Shares as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Pubco Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Pubco Shares; provided, however, that the Selling Shareholder may sell or otherwise dispose of the Pubco Shares pursuant to registration thereof under the U.S. Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

7.            the statutory and regulatory basis for the exemption claimed for the sale of the Pubco Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act or any applicable state and provincial securities laws;

8.            the undersigned has not undertaken, and will have no obligation, to register any of the Pubco Shares under the U.S. Securities Act;

9.            Pubco is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Selling Shareholder contained in the Agreement and this Certificate, and the Selling Shareholder will hold harmless Pubco from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Selling Shareholder not being true and correct;

10.          the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Pubco Shares and, with respect to applicable resale restrictions, is solely responsible (and Pubco is not in any way responsible) for compliance with applicable resale restrictions;

11.         none of the Pubco Shares is listed on any stock exchange or automated dealer quotation system and no representation has been made to the undersigned that any of the Pubco Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

12.          the undersigned is outside the United States when receiving and executing this Agreement and is acquiring the Pubco Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Pubco Shares;

13.         neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Pubco Shares;

14.          the Pubco Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

15.          the undersigned acknowledges and agrees that Pubco shall refuse to register any transfer of Pubco Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

16.          the undersigned understands and agrees that the Pubco Shares will bear the following legend:

“NONE OF THE SHARES OF COMMON STOCK HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE AND PROVINCIAL SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.”

17.          the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate.

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

                                                                                                                          Date:                                                       , 2006

Signature

Print Name

Title (if applicable)

Address

SCHEDULE 4

TO THE SHARE EXCHANGE AGREEMENT

AMONG SES SOLAR INC., SOCIÉTÉ D’ENERGIE SOLAIRE S.A. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

NATIONAL INSTRUMENT 45-106 INVESTOR QUESTIONNAIRE

The purpose of this Questionnaire is to assure Pubco that the Selling Shareholders will meet certain requirements for the registration and prospectus exemptions provided for under National Instrument 45-106 (“NI 45-106”), as adopted by the British Columbia Securities Commission in respect to the issuance of the Pubco Shares pursuant to the Transaction. Pubco will rely on the information contained in this Questionnaire for the purposes of such determination.

The undersigned Selling Shareholder covenants, represents and warrants to Pubco that:

1.	the Selling Shareholder is (check one or more of the following boxes):
(a)	a director, executive officer or control person of Pubco or an affiliate of Pubco	[ ]
(b)	a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of Pubco or an affiliate of Pubco	[ ]
(c)	a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of Pubco or an affiliate of Pubco	[ ]
(d)	a close personal friend of a director, executive officer or control person of Pubco or an affiliate of Pubco	[ ]
(e)	a close business associate of a director, executive officer or control person of Pubco or an affiliate of Pubco	[ ]
(f)	a founder of Pubco or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of Pubco	[ ]
(g)	a parent, grandparent, brother, sister or child of the spouse of a founder of Pubco	[ ]
(h)

a company, partnership or other entity which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies as described in paragraphs (a) to (g) above

[ ]
(i)	purchasing the Pubco Shares as principal with an aggregate value of more than CDN$150,000	[ ]
(j)	an accredited investor	[ ]

2.

if the Selling Shareholder has checked one or more of boxes b, c, d, e, f, g or h in section 1 above, the director(s), executive officer(s), control person(s) or founder(s) of Pubco with whom the Selling Shareholder has the relationship is:

(Instructions to Selling Shareholder: fill in the name of each director, executive officer, founder and control person which you have the above-mentioned relationship with. If you have checked box h, also indicate which of a to g describes the securityholders or directors which qualify you as box h and provide the names of those individuals. Please attach a separate page if necessary).

3.

If the Subscriber has ticked box j in section 1 above, the Selling Shareholder acknowledges and agrees that Pubco shall not consider the Selling Shareholder’s request for Pubco Shares for acceptance unless the undersigned provides to Pubco:

(i)	the information required in sections 4 and 5; and
(ii)	such other supporting documentation that Pubco or its legal counsel may request to establish the Selling Shareholder’s qualification as an Accredited Investor;
4.

the Selling Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction and the Selling Shareholder is able to bear the economic risk of loss arising from such Transaction;

5.	the Selling Shareholder satisfies one or more of the categories of “accredited investor” (as that term is defined in NI 45-106) indicated below (please check the appropriate box):
☐

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets (as defined in NI 45-106) having an aggregate realizable value that, before taxes, but net of any related liabilities, exceeds CDN$1,000,000;

☐

an individual whose net income before taxes exceeded CDN$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of those years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐	an individual who, either alone or with a spouse, has net assets of at least CDN$5,000,000;
☐	an entity, other than an individual or investment fund, that has net assets of at least CDN$5,000,000 as shown on its most recently prepared financial statements;
☐

an entity registered under the securities legislation of a jurisdiction of Canada as an advisor or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador), or any entity organized in a foreign jurisdiction that is analogous to any such person or entity; or

☐

an entity in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors.

The Selling Shareholder acknowledges and agrees that the Selling Shareholder may be required by Pubco to provide such additional documentation as may be reasonably required by Pubco and its legal counsel in determining the Selling Shareholder’s eligibility to acquire the Pubco Shares under relevant securities legislation.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ____ day of August, 2006.

____________________________________	Date:_____________________, 2006

Signature

____________________________________

Print Name

____________________________________

Title (if applicable)

____________________________________

Address

____________________________________

SCHEDULE 5

TO THE SHARE EXCHANGE AGREEMENT

AMONG SES SOLAR INC., SOCIÉTÉ D’ENERGIE SOLAIRE S.A. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

DEPOSIT AGREEMENT

SCHEDULE 6

TO THE SHARE EXCHANGE AGREEMENT

AMONG SES SOLAR INC., SOCIÉTÉ D’ENERGIE SOLAIRE S.A. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

DIRECTORS AND OFFICERS OF PRIVECO

Directors:
Jean-Christophe Hadorn

Officers:
Sandrine Crisafulli, Manager

SCHEDULE 7

TO THE SHARE EXCHANGE AGREEMENT

AMONG SES SOLAR INC., SOCIÉTÉ D’ENERGIE SOLAIRE S.A. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

DIRECTORS AND OFFICERS OF PUBCO

Directors:
John Veltheer
J. David Brow

Officers:
John Veltheer: President and Chief Executive Officer
J. David Brow: Chief Financial Officer, Secretary and Treasurer

SCHEDULE 8

TO THE SHARE EXCHANGE AGREEMENT

AMONG SES SOLAR INC., SOCIÉTÉ D’ENERGIE SOLAIRE S.A. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

LEASES, SUBLEASES, CLAIMS, CAPITAL EXPENDITURES,

TAXES AND OTHER PROPERTY INTERESTS

Claims

On September 1, 2005, Eusogla AG, a supplier of solar panes, sent Priveco formal notice to pay outstanding accounts totalling CHF15,468 plus interest. Priveco, who disputes the claim, has filed an application to dismiss the action with the Court of First Instance in Geneva. Priveco contested the claim by bringing an action in the court for a declaration that the claim is unfounded. The action, however, did not comply with the formal requirements set out in the civil proceedings code and Priveco must re-file the action if it wishes to dismiss the claim.

Property Interests

Priveco has reserved surface rights on a plot of land in Plan-les-Ouates and pays a quarterly amount of CHF9,052.50 for reservation costs. Priveco has received authorization to build a production site on the property from the State of Geneva on May 27, 2005.

Priveco rents a 1654 square meter building in Harkigen from Drei Linden AG pursuant to a lease agreement dated October 24, 2001 for a monthly cost of CHF7,232. The lease agreement may be terminated with six months notice.

Priveco rents a 154 square meter building in Plan-les-Ouates from Cool SA pursuant to a lease agreement dated March 23, 2001 which was subsequently cancelled and replaced by a lease agreement dated February 20, 2002, for an annual cost of CHF51,204. The lease agreement may be terminated with 6 months notice.

SCHEDULE 9

TO THE SHARE EXCHANGE AGREEMENT

AMONG SES SOLAR INC., SOCIÉTÉ D’ENERGIE SOLAIRE S.A. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

PRIVECO INTELLECTUAL PROPERTY

Trademarks

On May 16, 2006, Priveco filed a trademark application for “Swisstile” for products of the international class 19 under number 50481/2006. Due to the term “Swiss” included in the trademark application, the list of goods was limited to products from Switzerland. The trademark has been registered in Switzerland, as confirmed by letter from the Swiss Federal Institute for Intellectual Property dated July 10, 2006. The registration expires May 16, 2016.

On July 10, 2006, Priveco filed a trademark application for “SunTechTile” for products of the international class 9 and 19 under number 56088/2006. As of the date hereof, the trademark has not been registered.

Patents

PCT application number PCT/IB2006/00036

Priveco is one of six applicants of the patent application which was filed on February 22, 2006. The patent rights have not been assigned to Priveco from each of the applicants. The PCT application has been forwarded to the international bureau on July 3, 2006. The search report will be published by the European Patent Office. Priveco has requested examination of the PCT application in Switzerland.

The patent application is subject to a royalty as set out on Schedule 14.

PCT application number PCT/IB2006/000367

Priveco has received Certificate of filing from the Institute of Intellectual Property for the national phase in Switzerland and Liechtenstein.

PCT application number PCT WO 98/13883

SCHEDULE 10

TO THE SHARE EXCHANGE AGREEMENT

AMONG SES SOLAR INC., SOCIÉTÉ D’ENERGIE SOLAIRE S.A. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

PRIVECO MATERIAL CONTRACTS

1.

Loan Agreement between Priveco and Fonds Pour le Developpement des Energies Renouvelables et les Economies d’Energie dated October 10, 2003 and November 6, 2003 for a loan in the amount of CHF1,000,000.

2.	Co-operation Agreement between Priveco and Schott Solar GmbH dated October 13, 2003 whereby Priveco is supplied with solar cells, which agreement has been verbally renewed by the parties.
3.	Employment Agreement between Priveco and Sandrine Crisafulli dated October 1, 2001.
4.

Loan Agreement between Priveco and Fonds Pour le Developpement des Energies Renouvelables et les Economies d’Energie dated January 21, 2004 for CHF1,000,000 for the construction of the proposed operating facility at Plan-les-Outes.

5.	Loan Agreement between Priveco and Fonds Pour le Developpement des Energies Renouvelables et les Economies d’Energie dated February 21, 2004 for CHF500,000.
6.	Loan Agreement between Priveco and UBS SA dated April 7, 2004 and April 10, 2004 for a loan in the amount of CHF100,000.
7.	Partnership Agreement between Priveco and Suntechnics Fabrisolar AG dated September 29, 2004.
8.	Amendment to Employment Agreement between Priveco and Sandrine Crisafulli dated January 1, 2005.
9.

Consulting Agreement between Jean-Christophe Hadorn and Priveco dated January 16, 2005 whereby Priveco pays Mr. Hadorn an annual payment of CHF120,000 for services and which agreement expires December 31, 2006.

10.	Document evidencing authorization to build new facility at Plan-les-Ouates dated May 27, 2005.
11.

Development Contract between Priveco and Karl Steiner SA dated June 17, 2005 whereby Mr. Steiner is entitled to 17% of the construction costs of Priveco’s proposed new operating facility in Plan-les-Ouates in consideration for construction services in connection with the building of the new facility.

12.	Co-operation Agreement between Priveco and Firstec SA dated July 19, 2005.

13.	Lease Agreement between Priveco and Drei Linden AG dated October 24, 2001 for the building in Harkigen, Switzerland.
14.	Lease Agreement between Priveco and Cool SA dated February 20, 2002 for the building in Plan-les-Ouates, Switzerland.
15.	Convention between C. Erne and C. Rey dated September 12, 2005.
16.	Convention between C. Erne and J.C. Hadorn dated February 22, 2006.
17.

Shareholders’ Agreement among Christine Erne, Jean-Christophe Hadorn and Claudia Rey dated February 22, 2006 and September 12, 2005, whereby Mr. Hadorn and Ms. Rey undertake to vote in accordance with Christine Erne’s instructions. In addition, the agreement grants a pre-emption right to Christine Erne on the sale of Jean-Christophe Hadorn’s and Claudia Rey’s shares.

18.	Co-operation Agreement between Priveco and Services Industriels de Geneve dated January 13, 2006.
19.	Co-operation Agreement between Priveco and Firstec SA dated March 29, 2006.
20.	Employment Agreement between Priveco and Bernard Balmer dated May 1, 2006.
21.	Assignment Right Agreement among Priveco, Olivier Ouzilou, Jean-Cristophe Hadorn, Jean-Claude Vaudroz, Sylvere Leu and Sandrine Crisafulli dated August 30 and 31, 2006.

SCHEDULE 11

TO THE SHARE EXCHANGE AGREEMENT

AMONG SES SOLAR INC., SOCIÉTÉ D’ENERGIE SOLAIRE S.A. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

PRIVECO EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

As of the date of this Agreement, the following hourly and salaried employees of Priveco are reasonably necessary to operate the business of Priveco as substantially presently operated:

Sandrine Crisafulli

Employed since October 1, 2001 as manager. Priveco has entered into an employment agreement with Ms. Crisafulli pursuant to which she receives an annual salary of CHF104,000, which was reduced as of January 1, 2005 to CHF83,200. The employment agreement provides that Ms. Crisafulli is entitled to one month salary upon termination during her first year of employment and two months salary upon termination after her first year of employment. The employment agreement contains a confidentiality clause but no competition clause.

Bernard Balmer

Employed since May 1, 2006. Priveco has entered into an employment agreement with Mr. Balmer pursuant to which he receives a monthly salary of CHF9,300 and an additional monthly sum of CHF1,400 for expenses. The employment agreement terminates on August 31, 2006.

SCHEDULE 12

TO THE SHARE EXCHANGE AGREEMENT

AMONG SES SOLAR INC., SOCIÉTÉ D’ENERGIE SOLAIRE S.A. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

CREDIT LINE ESCROW AGREEMENT

THIS AGREEMENT made as of the ____ day of September, 2006.

AMONG:

CHRISTIANE ERNE, of Route de Saint-Julien 129 CH-1228 Plan-les-Ouates, Switzerland

(“Erne”)

AND:

JEAN-CHRISTOPHE HADORN, of Route de Saint-Julien 129 CH-1228 Plan-les-Ouates, Switzerland

(“Hadorn”)

AND:

CLAUDIA REY, of Route de Saint-Julien 129 CH-1228 Plan-les-Ouates, Switzerland

(“Rey”)

AND:

SES SOLAR INC., a Nevada corporation with an address at Suite 1400 – 1500 West Georgia Street Vancouver, British Columbia Canada V6G 2Z6

(“SES”)

AND:

CLARK WILSON LLP, of 800 – 885 West Georgia Street, Vancouver, BC V6C 3H1

(the “Escrow Agent”)

WITNESSES THAT WHEREAS:

A.                         Erne, Hadorn and Rey (collectively, the “Shareholders”) and SES wish to appoint the Escrow Agent to accept, hold and deliver, pursuant to the terms of this Agreement,

24,143,410 shares of common stock of SES in the respective amounts as set out in Schedule A attached hereto (the “Shares”) in connection with the closing of the Share Exchange Agreement dated August _____, 2006 (the “Share Exchange Agreement”), among the Shareholders, SES and Société D’energie Solaire S.A., a Swiss company; and

B.                          Pursuant to the Share Exchange Agreement, the Shareholders have agreed that the Shares will be held by the Escrow Agent and released only in accordance with this Agreement.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1.	INTERPRETATION
1.1	In this Agreement:
(a)	the headings have been inserted for convenience of reference only and in no way define, limit, or enlarge the scope or meaning of the provisions of this Agreement;
(b)	all references to any party, whether a party to this Agreement or not, will be read with such changes in number and gender as the context or reference requires; and
(c)	when the context hereof makes it possible, the word “person” includes in its meaning any firm and any body corporate or politic.
2.	DEPOSIT INTO ESCROW

2.1                        The Shareholders will, upon execution of this Agreement and the closing of the Share Exchange Agreement, deliver the Shares and stock powers of attorney, signature guaranteed as required by the transfer agent of SES (the “PAs”) to the Escrow Agent and the Escrow Agent will hold the Shares and the PAs in escrow subject to the terms and conditions of this Agreement.

3.	ESCROW PROVISIONS

3.1                        The Shareholders and SES hereby direct the Escrow Agent to retain the Shares and the PAs and not to cause anything to be done to release the same from escrow except in accordance with this Agreement. The Escrow Agent accepts its responsibilities hereunder and agrees to perform them in accordance with the terms hereof.

3.2                        The Escrow Agent will hold the Shares and the PAs in escrow and will, unless prohibited by an order of a court of competent jurisdiction:

(a)

deliver (i) the Shares into a subsequent escrow in accordance with the terms of the Long Term Escrow Agreement dated September _____, 2006, among the Shareholders, SES and the Escrow Agent and (ii) the PAs to each of the Shareholders, if SES closes a financing of at least CHF12,000,000 on or prior to ___________, _________ (the “Financing”); or

(b)	deliver the Shares and the PAs to SES for immediate cancellation if SES does not close the Financing on or prior to _____________, __________.

3.3                        In the event that the Shares and the PAs are delivered by the Escrow Agent to SES in accordance with section 3.2(b) hereof, SES will cancel the Shares promptly upon receipt.

3.4                        The Escrow Agent is authorized by the Shareholders and SES to make the deliveries required by Section 3.2 of this Agreement.

4.	ESCROW AGENT

4.1                        In exercising the rights, duties and obligations prescribed or confirmed by this Agreement, the Escrow Agent will act honestly and in good faith and will exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

4.2                        The Shareholders and SES agree from time to time and at all times hereafter well and truly to save, defend and keep harmless and fully indemnify the Escrow Agent, its successors and assigns from and against all loss, costs, charges, suits, demands, claims, damages and expenses which the Escrow Agent, its successors or assigns may at any time or times hereafter bear, sustain, suffer or be put unto for or by reason or on account of its acting pursuant to this Agreement or anything in any manner relating thereto or by reason of the Escrow Agent’s compliance in good faith with the terms hereof.

4.3                        In case proceedings should hereafter be taken in any court respecting the Shares, the Escrow Agent will not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security in addition to the indemnity given in Clause 4.2 against its costs of such proceedings.

4.4                        The Escrow Agent will have no responsibility in respect of loss of the Shares except the duty to exercise such care in the safekeeping thereof as it would exercise if the Shares belonged to the Escrow Agent. The Escrow Agent may act on the advice of counsel but will not be responsible for acting or failing to act on the advice of counsel.

4.5                        The Escrow Agent will not be bound in any way by any contract between the other parties hereto whether or not it has notice thereof or of its terms and conditions and the only duty, liability and responsibility of the Escrow Agent will be to hold the Shares as herein directed and to pay and deliver the same to such persons and other such conditions as are herein set forth. The Escrow Agent will not be required to pass upon the sufficiency of any of the Shares or to ascertain whether or not the person or persons who have executed, signed or otherwise issued or authenticated the said documents have authority to so execute, sign or authorize, issue or authenticate the said documents or any of them, or that they are the same persons named therein or otherwise to pass upon any requirement of such instruments that may be essential for their validity, but it shall be sufficient for all purposes under this Agreement insofar as the Escrow Agent is concerned that the said documents are deposited with it as herein specified by the parties executing this Agreement with the Escrow Agent.

4.6                        In the event that the Shares are attached, garnished or levied upon under any court order, or if the delivery of such property is stayed or enjoined by any court order or if any court order, judgment or decree is made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent may, in its sole discretion, obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of this Agreement to the contrary. If the Escrow Agent obeys and complies with any such writs, orders, judgments or decrees, it will not be liable to any of the parties hereto or to any other person, form or corporation by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.

4.7                        Except as herein otherwise provided, the Escrow Agent is authorized and directed to disregard in its sole discretion any and all notices and warnings which may be given to it by any of the parties hereto or by any other person, firm, association or corporation. It will, however, at its sole discretion, obey the order, judgment or decree of any court of competent jurisdiction, and it is hereby authorized to comply with and obey such orders, judgments or decrees and in case of such compliance, it shall not be liable by reason thereof to any of the parties hereto or to any other person, firm, association or corporation, even if thereafter any such order, judgment or decree may be reversed, modified, annulled, set aside or vacated.

4.8                        If the Escrow Agent receives any valid court order contrary to the instructions contained in this Agreement, the Escrow Agent may continue to hold the Shares until the lawful determination of the issue between the parties hereto.

4.9                        If written notice of protest is made by any of the Shareholders and/or SES to the Escrow Agent to any action contemplated by the Escrow Agent under this Agreement, and such notice sets out reasons for such protest, the Escrow Agent may at its sole discretion continue to hold the Shares until the right to the documents is legally determined by a court of competent jurisdiction or otherwise.

4.10                      The Escrow Agent may resign as Escrow Agent by giving not less than five (5) days’ notice thereof to the Shareholders and SES. The Shareholders and SES may terminate the Escrow Agent by giving not less than five (5) days’ notice to the Escrow Agent. The resignation or termination of the Escrow Agent will be effective and the Escrow Agent will cease to be bound by this Agreement on the date that is five (5) days after the date of receipt of the termination notice given hereunder or on such other date as the Escrow Agent and the Shareholders and SES may agree upon. All indemnities granted to the Escrow Agent herein will survive the termination of this Agreement or the termination or resignation of the Escrow Agent. In the event of termination or resignation of the Escrow Agent for any reason, the Escrow Agent shall, within that five (5) days’ notice period deliver the Shares to the new escrow agent to be named by the Shareholders and SES.

4.11                      Notwithstanding anything herein to the contrary, the Escrow Agent may act upon any written instructions given jointly by the Shareholders and SES.

4.12                      Notwithstanding anything to the contrary contained herein, in the event of any dispute arising between any of the Shareholders and/or SES, this Agreement or any matters arising thereto, the Escrow Agent may in its sole discretion deliver and interplead the Shares into court and such delivery and interpleading will be an effective discharge to the Escrow Agent.

5.	FEES

5.1                        SES will pay all of the compensation of the Escrow Agent and will reimburse the Escrow Agent for any and all reasonable expenses, disbursements and advances made by the Escrow Agent in the performance of its duties hereunder, including reasonable fees, expenses and disbursements incurred by its counsel.

6.	GENERAL

6.1                        Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the parties hereto unless reduced to writing and signed by the parties.

6.2                        This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators and successors.

6.3                        The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

6.4                        This Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

6.5                        Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail, the notice to the following address:

(a)	If to the Shareholders:

c/o Société d’Energie Solaire S.A.

Route de Saint-Julien 129

CH-1228 Plan-les-Ouates

Switzerland

Attention:	Jean-Christophe Hadorn
Telephone:	+41 22 884 14 84
Facsimile:	+41 22 884 14 80

With a copy (which will not constitute notice) to:

Etude d’avocats Poggia & Rudermann

Rue de Beaumont 11

1206 Geneve

Suisse

Attention:	Me Mauro Poggia
Telephone:	+41 22 703 58 58
Facsimile:	+41 22 703 58 57

(b)	If to SES:

Suite 1400 – 1500 West Georgia Street

Vancouver, British Columbia

Canada V6G 2Z6

Fax:	(604) 662-8974
(c)	If to the Escrow Agent:

Clark Wilson LLP

Barristers and Solicitors

800 – 885 West Georgia Street

Vancouver, British Columbia

Canada V6C 3H1

Fax:	(604) 687-6314

Attention:	Cam McTavish

(or to such other address as any party may specify by notice in writing to another party). Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the electronic communication was successfully transmitted, as the case may be. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

6.6	Time is of the essence of this Agreement.

6.7                        It is understood and agreed by the parties to this Agreement that the only duties and obligations of the Escrow Agent are those specifically stated herein and no other.

6.8                        This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the day and year first written above.

SES SOLAR INC.

Per:
Name: John Veltheer
	Title:	President and Director

EXECUTED by CHRISTIANE ERNE in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	CHRISTIANE ERNE

EXECUTED by JEAN-CHRISTOPHE HADORN in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	JEAN-CHRISTOPHE HADORN

EXECUTED by CLAUDIA REY in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	CLAUDIA REY

CLARK WILSON LLP

Per:
Partner

SCHEDULE A

Name of Shareholder	Address	No. of Shares Deposited into Escrow
Christiane Erne	_________________________ _________________________ _________________________	21,729,068
Jean-Christophe Hadorn	_________________________ _________________________ _________________________	1,207,171
Claudia Rey	_________________________ _________________________ _________________________	1,207,171

SCHEDULE 13

TO THE SHARE EXCHANGE AGREEMENT

AMONG SES SOLAR INC., SOCIÉTÉ D’ENERGIE SOLAIRE S.A. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

LONG TERM ESCROW AGREEMENT

THIS AGREEMENT made as of the ____ day of September, 2006.

AMONG:

CHRISTIANE ERNE, of Route de Saint-Julien 129 CH-1228 Plan-les-Ouates, Switzerland

(“Erne”)

AND:

JEAN-CHRISTOPHE HADORN, of Route de Saint-Julien 129 CH-1228 Plan-les-Ouates, Switzerland

(“Hadorn”)

AND:

CLAUDIA REY, of Route de Saint-Julien 129 CH-1228 Plan-les-Ouates, Switzerland

(“Rey”)

AND:

SES SOLAR INC., a Nevada corporation with an address at Suite 1400 – 1500 West Georgia Street Vancouver, British Columbia Canada V6G 2Z6

(“SES”)

AND:

CLARK WILSON LLP, of 800 – 885 West Georgia Street, Vancouver, BC V6C 3H1

(the “Escrow Agent”)

WITNESSES THAT WHEREAS:

A.                         Erne, Hadorn and Rey (collectively, the “Shareholders”) and SES wish to appoint the Escrow Agent to accept, hold and deliver, pursuant to the terms of this Agreement:

(i)

24,143,410 shares of common stock of SES in the respective amounts as set out in Schedule A attached hereto (the “Initial Escrowed Shares”) in connection with the closing of the Share Exchange Agreement dated August _____, 2006 (the “Share Exchange Agreement”), among the Shareholders, SES and Société D’energie Solaire S.A., a Swiss company, and

(ii)

24,143,410 shares of common stock of SES in the respective amounts that are released and not cancelled from escrow (the “Subsequent Escrowed Shares”) in accordance with the terms of the Credit Line Escrow Agreement dated September _____, 2006, among the Shareholders, SES and the Escrow Agent (the “Credit Line Escrow”)

(the Initial Escrowed Shares and the Subsequent Escrowed Shares are collectively referred to as the “Shares”); and

B.                          Pursuant to the Share Exchange Agreement, the Shareholders have agreed that the Initial Escrowed Shares and the Subsequent Escrowed Shares, if applicable, will be held by the Escrow Agent and released only in accordance with this Agreement.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

2.	INTERPRETATION
2.1	In this Agreement:
(a)	the headings have been inserted for convenience of reference only and in no way define, limit, or enlarge the scope or meaning of the provisions of this Agreement;
(b)	all references to any party, whether a party to this Agreement or not, will be read with such changes in number and gender as the context or reference requires; and
(c)	when the context hereof makes it possible, the word “person” includes in its meaning any firm and any body corporate or politic.
3.	DEPOSIT INTO ESCROW

3.1                        The Shareholders will (i) upon execution of this Agreement and the closing of the Share Exchange Agreement, deliver the Initial Escrowed Shares to the Escrow Agent and (ii) if released under the Credit Line Escrow, cause the Subsequent Escrowed Shares to be delivered to the Escrow Agent. The Escrow Agent will hold the Initial Escrowed Shares and the Subsequent Escrowed Shares, if applicable, in escrow subject to the terms and conditions of this Agreement.

4.	ESCROW PROVISIONS

4.1                        The Shareholders and SES hereby direct the Escrow Agent to retain the Initial Escrowed Shares and the Subsequent Escrowed Shares, if applicable, and not to cause anything to be done to release the same from escrow except in accordance with this Agreement. The Escrow Agent accepts its responsibilities hereunder and agrees to perform them in accordance with the terms hereof.

4.2                        The Escrow Agent will hold the Initial Escrowed Shares and the Subsequent Escrowed Shares, if applicable, in escrow and will, unless prohibited by an order of a court of competent jurisdiction, deliver the Initial Escrowed Shares and Subsequent Escrowed Shares, if applicable, to the respective Shareholders at the address set out in Schedule A, or such other address as advised by the Shareholder in writing from time to time, on the second year anniversary date of the closing of the Share Exchange Agreement.

4.3                        The Escrow Agent is authorized by the Shareholders and SES to make the deliveries required by Section 4.2 of this Agreement.

5.	ESCROW AGENT

5.1                        In exercising the rights, duties and obligations prescribed or confirmed by this Agreement, the Escrow Agent will act honestly and in good faith and will exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

5.2                        The Shareholders and SES agree from time to time and at all times hereafter well and truly to save, defend and keep harmless and fully indemnify the Escrow Agent, its successors and assigns from and against all loss, costs, charges, suits, demands, claims, damages and expenses which the Escrow Agent, its successors or assigns may at any time or times hereafter bear, sustain, suffer or be put unto for or by reason or on account of its acting pursuant to this Agreement or anything in any manner relating thereto or by reason of the Escrow Agent’s compliance in good faith with the terms hereof.

5.3                        In case proceedings should hereafter be taken in any court respecting the Shares, the Escrow Agent will not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security in addition to the indemnity given in Clause 5.2 against its costs of such proceedings.

5.4                        The Escrow Agent will have no responsibility in respect of loss of the Shares except the duty to exercise such care in the safekeeping thereof as it would exercise if the Shares belonged to the Escrow Agent. The Escrow Agent may act on the advice of counsel but will not be responsible for acting or failing to act on the advice of counsel.

5.5                        The Escrow Agent will not be bound in any way by any contract between the other parties hereto whether or not it has notice thereof or of its terms and conditions and the only duty, liability and responsibility of the Escrow Agent will be to hold the Shares as herein directed and to pay and deliver the same to such persons and other such conditions as are herein set forth. The Escrow Agent will not be required to pass upon the sufficiency of any of the

Shares or to ascertain whether or not the person or persons who have executed, signed or otherwise issued or authenticated the said documents have authority to so execute, sign or authorize, issue or authenticate the said documents or any of them, or that they are the same persons named therein or otherwise to pass upon any requirement of such instruments that may be essential for their validity, but it shall be sufficient for all purposes under this Agreement insofar as the Escrow Agent is concerned that the said documents are deposited with it as herein specified by the parties executing this Agreement with the Escrow Agent.

5.6                        In the event that the Shares are attached, garnished or levied upon under any court order, or if the delivery of such property is stayed or enjoined by any court order or if any court order, judgment or decree is made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent may, in its sole discretion, obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of this Agreement to the contrary. If the Escrow Agent obeys and complies with any such writs, orders, judgments or decrees, it will not be liable to any of the parties hereto or to any other person, form or corporation by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.

5.7                        Except as herein otherwise provided, the Escrow Agent is authorized and directed to disregard in its sole discretion any and all notices and warnings which may be given to it by any of the parties hereto or by any other person, firm, association or corporation. It will, however, at its sole discretion, obey the order, judgment or decree of any court of competent jurisdiction, and it is hereby authorized to comply with and obey such orders, judgments or decrees and in case of such compliance, it shall not be liable by reason thereof to any of the parties hereto or to any other person, firm, association or corporation, even if thereafter any such order, judgment or decree may be reversed, modified, annulled, set aside or vacated.

5.8                        If the Escrow Agent receives any valid court order contrary to the instructions contained in this Agreement, the Escrow Agent may continue to hold the Shares until the lawful determination of the issue between the parties hereto.

5.9                        If written notice of protest is made by any of the Shareholders and/or SES to the Escrow Agent to any action contemplated by the Escrow Agent under this Agreement, and such notice sets out reasons for such protest, the Escrow Agent may at its sole discretion continue to hold the Shares until the right to the documents is legally determined by a court of competent jurisdiction or otherwise.

5.10                      The Escrow Agent may resign as Escrow Agent by giving not less than five (5) days’ notice thereof to the Shareholders and SES. The Shareholders and SES may terminate the Escrow Agent by giving not less than five (5) days’ notice to the Escrow Agent. The resignation or termination of the Escrow Agent will be effective and the Escrow Agent will cease to be bound by this Agreement on the date that is five (5) days after the date of receipt of the termination notice given hereunder or on such other date as the Escrow Agent and the Shareholders and SES may agree upon. All indemnities granted to the Escrow Agent herein will survive the termination of this Agreement or the termination or resignation of the Escrow Agent. In the event of termination or resignation of the Escrow Agent for any reason, the Escrow Agent shall, within that five (5) days’ notice period deliver the Shares to the new escrow agent to be named by the Shareholders and SES.

5.11                      Notwithstanding anything herein to the contrary, the Escrow Agent may act upon any written instructions given jointly by the Shareholders and SES.

5.12                      Notwithstanding anything to the contrary contained herein, in the event of any dispute arising between any of the Shareholders and/or SES, this Agreement or any matters arising thereto, the Escrow Agent may in its sole discretion deliver and interplead the Shares into court and such delivery and interpleading will be an effective discharge to the Escrow Agent.

6.	FEES

6.1                        SES will pay all of the compensation of the Escrow Agent and will reimburse the Escrow Agent for any and all reasonable expenses, disbursements and advances made by the Escrow Agent in the performance of its duties hereunder, including reasonable fees, expenses and disbursements incurred by its counsel.

7.	GENERAL

7.1                        Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the parties hereto unless reduced to writing and signed by the parties.

7.2                        This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators and successors.

7.3                        The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

7.4                        This Agreement will be governed by and construed in accordance with the law of the State of Delaware.

7.5                        Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail, the notice to the following address:

(a)	If to the Shareholders:

c/o Société d’Energie Solaire S.A.

Route de Saint-Julien 129

CH-1228 Plan-les-Ouates

Switzerland

Attention:	Jean-Christophe Hadorn
Telephone:	+41 22 884 14 84
Facsimile:	+41 22 884 14 80

With a copy (which will not constitute notice) to:

Etude d’avocats Poggia & Rudermann

Rue de Beaumont 11

1206 Geneve

Suisse

Attention:	Me Mauro Poggia
Telephone:	+41 22 703 58 58
Facsimile:	+41 22 703 58 57

(b)	If to SES:

Suite 1400 – 1500 West Georgia Street

Vancouver, British Columbia

Canada V6G 2Z6

Fax:	(604) 662-8974
(c)	If to the Escrow Agent:

Clark Wilson LLP

Barristers and Solicitors

800 – 885 West Georgia Street

Vancouver, British Columbia

Canada V6C 3H1

Fax:	(604) 687-6314

Attention:	Cam McTavish

(or to such other address as any party may specify by notice in writing to another party). Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the electronic communication was successfully transmitted, as the case may be. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

7.6	Time is of the essence of this Agreement.

7.7                        It is understood and agreed by the parties to this Agreement that the only duties and obligations of the Escrow Agent are those specifically stated herein and no other.

7.8                        This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the day and year first written above.

SES SOLAR INC.

Per:
Name: John Veltheer
	Title:	President and Director

EXECUTED by CHRISTIANE ERNE in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	CHRISTIANE ERNE

EXECUTED by JEAN-CHRISTOPHE HADORN in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	JEAN-CHRISTOPHE HADORN

EXECUTED by CLAUDIA REY in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	CLAUDIA REY

CLARK WILSON LLP

Per:
Partner

SCHEDULE A

Name of Shareholder	Address	No. of Shares Deposited into Escrow
Christiane Erne	_________________________ _________________________ _________________________	21,729,068
Jean-Christophe Hadorn	_________________________ _________________________ _________________________	1,207,171
Claudia Rey	_________________________ _________________________ _________________________	1,207,171

SCHEDULE 14

TO THE SHARE EXCHANGE AGREEMENT

AMONG SES SOLAR INC., SOCIÉTÉ D’ENERGIE SOLAIRE S.A. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

ROYALTY AGREEMENT

Royalty in regards to PCT application number PCT/IB2006/00036

The following persons are the sole inventors, and collectively hold all right, title and interest to PCT application number PCT/IB2006/00036: Priveco, Olivier Ouzilou, Jean-Cristophe Hadorn, Jean-Claude Vaudroz, Sylvere Leu and Sandrine Crisafulli.

The patent application was filed on February 22, 2006.

Royalties

Royalties are payable as follows:

• Mr. Ouzilou, Hadorn and Mrs Crisafulli will received an amount of 1% of the annual revenue of the Invention (world-wide), and

• Mr. Vaudroz and Leu will received an amount of 1 0/00 during 10 years of the annual revenue of the Invention (world-wide).

Applicants

- SES société d’énergie solaire SA (SES is not the applicant for the USA)

- Olivier Ouzilou (who is applicant only for the USA)

- Jean-Cristophe Hadorn (who is applicant only for the USA)

- Jean-Claude Vaudroz (who is applicant only for the USA)

- Sylvère Leu ((who is applicant only for the USA)

- Sandrine Crisafulli (who is applicant only for the USA)

Date of filing of the application: February 22, 2006.

Inventors: Olivier Ouzilou, Jean-Cristophe Hadorn, Jean-Claude Vaudroz, Sylvère Leu and Sandrine Crisafulli.

Status: The PCT application has been forwarded to the international bureau on July 3, 2006 by the “receiving office.” The search report will be published in the coming months by the European Patent Office (preliminary examination).

Territories: Under the PCT rules, the applicant has thirty months from the date of the application (until 22.08.2008) to designate the States (130 members on May 1, 2006) for which it would like to have the protection granted.